[PRICEWATERHOUSECOOPERS LOGO]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (the "Registration Statement") of our report dated March 12, 2001, relating to the financial statements of New York Life Insurance and Annuity Corporation. We also consent to the reference to us under the heading "Experts" which appears in such Prospectus.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
April 11, 2001